Exhibit 10.2

SUSSER HOLDINGS CORPORATION

2006 EQUITY INCENTIVE PLAN

EFFECTIVE AS OF                     , 2006

SUSSER HOLDINGS CORPORATION

2006 EQUITY INCENTIVE PLAN

SECTION 1. PURPOSE.

The purpose of this Plan is to attract and retain the best available personnel, to provide additional incentives to persons who provide services to the Company or its affiliates, and to promote the success of the Company’s business by providing them with appropriate incentives and rewards either through a proprietary interest in the long-term success of the Company or compensation based on their performance in fulfilling their personal responsibilities.

SECTION 2. ADMINISTRATION.

a. Committee. The Plan will be administered by a committee (the “Committee”) appointed by the Board from among its members and shall be comprised, unless otherwise determined by the Board, of not less than two (2) members each of whom shall be (i) a “Non-Employee Director” within the meaning of Rule 16b-3(b)(3) (or any successor rule) promulgated under the Exchange Act, (ii) an “outside director” within the meaning of Treasury Regulation Section 1.162-27(e)(3) (or any successor thereto) under Section 162(m) of the Code, and (iii) an “independent director” within the meaning of the listing requirements of the NASDAQ (and each other exchange on which the Company may be listed).

b. Authority of the Committee. The Committee shall have full authority and discretion, subject to the provisions of the Plan, to establish the terms and conditions of any Award and to establish such rules as it deems necessary or desirable for the proper administration of the Plan and to make such determinations and interpretations in its sole discretion and to take such action in connection with the Plan and any Awards granted hereunder as it deems necessary or advisable. All decisions, interpretations and other actions of the Committee shall be final and binding on all Participants and other persons deriving their rights from a Participant. Without limiting the generality of the foregoing, the Committee may, in its sole discretion, clarify, construe or resolve any ambiguity in any provision of the Plan or any Award Agreement, accelerate or waive vesting of Awards and exercisability of Awards, extend the term or period of exercisability of any Awards, modify the purchase price under any Award, or waive any terms or conditions applicable to any Award; provided, however, that no action taken by the Committee shall adversely affect in any material respect the rights granted to any Participant under any outstanding Awards without the Participant’s written consent (other than pursuant to Section 8 and Section 10 hereof). Awards may, in the discretion of the Committee, be made under the Plan in assumption of, or in substitution for, outstanding awards previously granted by the Company or its affiliates or a company acquired by the Company or with which the Company combines. The number of Shares underlying such assumed or substituted awards shall be counted against the aggregate number of Shares available for Awards under the Plan.

c. Delegation and Advisers. The Committee may delegate to one or more of its members, or to one or more agents, such administrative duties as it may deem advisable. Any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. The Committee may employ such legal or other counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion or computation received from any such counsel, consultant or agent. Expenses incurred by the Committee in the engagement of such counsel, consultant or agent shall be paid by the Company, or the Subsidiary or affiliate whose employees have benefited from the Plan, as determined by the Committee.

SECTION 3. SHARES SUBJECT TO PLAN.

a. Shares Available. The aggregate number of Shares that may be issued under this Plan shall be [                    ] Shares, which may be authorized and unissued or treasury Shares, subject to Section 3(c) and Section 8 hereof (“Maximum Shares”).

b. Award Limitations. The number of Shares available for granting Incentive Stock Options under the Plan shall not exceed [                    ] Shares, subject to Sections 3(c) and 8 hereof and subject to the provisions of Section 422 or 424 of the Code or any successor provision. With respect to an individual Participant in any calendar year during the term of the Plan, (i) the maximum number of Shares with respect to which an Option, stock appreciation right or any other Award (other than a Performance-Based Award) may be granted or measured shall not exceed [                    ] Shares (subject to adjustments made in accordance with Section 8 hereof) or if paid in cash, the equivalent cash value and (ii) the maximum amount of a Performance-Based Award shall be [                    ] Shares (subject to adjustments made in accordance with Section 8 hereof) or the cash equivalent thereof, to the extent such Awards are payable in cash or property (each, an “Individual Maximum”).

c. Additional Shares. In the event that any outstanding Award expires, is forfeited, cancelled or otherwise terminated without consideration therefor, the Shares allocable to such Award, including the unexercised portion of any Award, shall again be available for the purposes of the Plan. Any Shares delivered to the Company as part or full payment for the purchase price of an Award granted under this Plan or, to the extent the Committee determines that the availability of Incentive Stock Options under the Plan will not be compromised, to satisfy the Company’s withholding obligation with respect to an Award granted under this Plan, shall again be available for Awards under the Plan; provided however, that such Shares shall continue to be counted as outstanding for purposes of determining whether an Individual Maximum has been attained.

SECTION 4. GENERAL TERMS.

a. Eligibility. The Committee is authorized to grant Awards to Directors, Employees and Consultants. Only Employees shall be eligible for the grant of Incentive Stock Options. In determining the persons to whom Awards shall be granted and the type and amount of such Awards, the Committee shall take into account such factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan.

b. Types of Awards. Awards under the Plan may be granted in any one or a combination of: (a) Options, which shall be either Incentive Stock Options or Nonqualified Stock Options, (b) Restricted Stock and (c) Other Stock-Based Awards. Awards may, as determined by the Committee in its discretion, constitute performance-based awards, as described in Section 7(b) hereof. Awards granted under the Plan shall be evidenced by Award Agreements (which need not be identical) that provide additional terms and conditions associated with such Awards, as determined by the Committee in its sole discretion; provided, however, that in the event of any conflict between the provisions of the Plan and any such agreement, the provisions of the Plan shall prevail.

c. Nontransferability. Unless the Committee determines otherwise, no Award may be transferred, assigned, pledged or hypothecated by any Participant during the Participant’s lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process, except by beneficiary designation, will or the laws of descent and distribution. Subject to the limitations contained in this Section, an Award may be exercised during the lifetime of the Participant only by the Participant or by the Participant’s guardian or legal representative. Such right shall not be transferable and shall be exercisable only by the Participant to whom such right was granted, except in the case of a transfer by the Participant to its affiliate with the prior written consent of the Committee in its sole discretion.

d. Other Provisions. The granting of or distribution under any Award under the Plan may also be subject to such other provisions (whether or not applicable to the Awards of any other Participant) as the Committee determines appropriate.

e. Withholding Requirements. As a condition to any payments or distributions of Awards made pursuant to the Plan, a Participant shall make such arrangements as the Committee may require for the satisfaction of any Federal, state, local or foreign withholding tax obligations that may arise in connection with receipt, purchase, exercise, vesting or disposition of such Awards.

f. No Retention Rights or Rights to Awards. Nothing in the Plan or in any Award granted under the Plan shall confer upon a Participant any right to continue in service with the Company for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Subsidiary employing or retaining the Participant) or of the Participant, which rights are hereby expressly reserved by each, to terminate his or her service with the Company at any time and for any reason, with or without cause. No Participant or other person shall have any claim to be granted any Award, and there is no obligation of uniformity of treatment of Participants, holders or beneficiaries of Awards.

SECTION 5. STOCK OPTIONS.

a. Generally. An Option granted under the Plan will enable the holder to purchase a number of Shares on set terms. Options shall be Nonqualified Stock Options unless the Award Agreement specifies that an Option is intended to be an Incentive Stock Option. An Option granted as an Incentive Stock Option shall, to the extent it fails to qualify as an Incentive Stock Option, be treated as a Nonqualified Stock Option. Neither the Committee nor the Company or any of its affiliates shall be liable to any Participant or to any other person if it is determined that an Option intended to be an Incentive Stock Option does not qualify as an Incentive Stock Option. Each Option shall be subject to such terms and conditions, including vesting, consistent with the Plan and as the Committee may impose from time to time.

b. Number of Shares. Each Award Agreement with respect to the Options shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 8 hereof.

c. Exercise Price. The Committee shall determine, in its sole discretion, the Exercise Price under any Option on the date of grant and set forth the Exercise Price in the Award Agreement; provided that the Exercise Price shall not be less than the Fair Market Value of the Shares on the date of grant.

d. Vesting and Exercisability. The Committee shall determine, in its sole discretion, the date and events on which all or any installment of the Option shall be vested and nonforfeitable (except as provided in the Plan or the Award Agreement) and the date when all or any installment of the Option is to become exercisable.

e. Basic Term. The Committee, in its sole discretion, shall determine when an Option is to expire in the Award Agreement; provided that the term shall not exceed 10 years from the date of grant.

f. Procedure For Exercise of Options.

(i)	General Rule. The Exercise Price of an Option shall be payable in cash or check; provided, to the extent the Committee in its sole discretion shall determine, the Exercise Price may also be paid, in all or in part, by surrendering, or attesting to the ownership of, previously acquired Shares or through any other method as provided in the applicable Award Agreement, subject to any terms imposed by the Committee.

(ii)	Surrender of Shares. If the Committee, in its sole discretion, determines that all or any part of the Exercise Price and with respect to any Award, any applicable withholding requirements may be paid by surrendering, or attesting to the ownership of, Shares that are already owned by the Participant, such Shares shall be surrendered to the Company in good form for transfer and shall be valued at their Fair Market Value on the date when the Option is exercised. The Participant shall not surrender, or attest to the ownership of, Shares in payment of any portion of the Exercise Price (or withholding) if such action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to the applicable Option for financial reporting purposes, unless the Committee consents thereto. Should the Committee exercise its discretion to permit the Participant to exercise the Option in whole or in part in accordance with the above, it shall not be bound to permit such alternative exercise for the remainder of any such Option or with respect to any other Option or Participant under the Plan.

g. Exercise Date. The exercise date of an Option shall be the later of the date a notice of exercise is received by the Company and the date payment (including any withholding requirement), in accordance with this Section 5, is received by the Company.

h. Rights as a Shareholder. No Participant shall have any rights to dividends or other shareholder rights with respect to Shares subject to an Option until the Participant has given written notice of exercise of the Option, paid in full for such Shares, received such Shares from the Company and, if applicable, has satisfied any other conditions imposed by the Committee pursuant to the Plan or an Award Agreement.

i. Limitations on Incentive Stock Options. Incentive Stock Options may be granted only to Employees. The aggregate Fair Market Value (determined as of the time the Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under all option plans of the Company and of any parent corporation or Subsidiary) shall not exceed one hundred thousand dollars ($100,000). For purposes of the preceding sentence, Incentive Stock Options will be taken into account in the order in which they are granted. Incentive Stock Options may not be granted to any Participant who, at the time of grant, owns stock possessing (after the application of the attribution rules of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any parent corporation or Subsidiary, unless the Exercise Price of the Option is fixed at not less than 110% of the Fair Market Value of the Shares on the date of grant and the exercise of such Option is prohibited by its terms after the expiration of five years from the date of grant of such Option. If the Participant sells or otherwise disposes of any of the Shares acquired pursuant to an Incentive Stock Option on or before the later of (i) the date two years after the date of grant, or (ii) the date one year after the date of exercise, the Participant shall immediately notify the Company in writing of such disposition. Participant acknowledges and agrees that he or she may be subject to income tax withholding by the Company on the compensation income recognized by Participant from the early disposition by payment in cash or out of the current earnings paid to the Participant.

j. Modification, Extension and Assumption of Options. Within the limitations of the Plan, the Committee may modify or extend outstanding Options or may provide for the cancellation of outstanding Options in return for the grant of new Options for the same or a different number of Shares and at the same or a different Exercise Price. The foregoing notwithstanding, no modification of an Option (other than pursuant to Section 8 or 10) shall, without the consent of the Participant, materially impair the Participant’s rights or increase the Participant’s obligations under such Option.

SECTION 6. RESTRICTED STOCK AWARDS.

a. Generally. The Committee may, in its discretion, grant awards of Restricted Stock. Restricted Stock shall be construed as an offer by the Company to the Participant to purchase the number of Shares subject to the Restricted Stock at the purchase price, if any, established therefor, and shall be subject to acceptance by the Participant.

b. Payment of the Purchase Price. If the grant of Restricted Stock requires payment therefor, the purchase price of any Shares subject to such Restricted Stock may be paid in any manner authorized by the Committee.

c. Additional Terms. Awards of Restricted Stock may be subject to such terms and conditions, including vesting, as the Committee determines appropriate, including, without limitation, restrictions on the sale or other disposition of such shares and the right of the Company to reacquire such shares for no consideration upon termination of the Participant’s Service within specified periods. The Committee may, in its sole discretion, require the Participant to deliver a duly signed stock power, endorsed in blank, relating to the common stock covered by such an Award (which may be held in custody or bear restrictive legends until the restrictions thereon shall have lapsed) or may instead provide that such Restricted Stock shall be held in book entry form rather than delivered to the Participant, pending the vesting of all shares in accordance with the terms of the Plan and the Award Agreement.

d. Rights as a Shareholder. The Award Agreement with respect to the Restricted Stock shall set forth a Participant’s rights, if any, as a shareholder.

SECTION 7. OTHER STOCK-BASED AND PERFORMANCE-BASED AWARDS

a. Generally. The Committee, in its sole discretion, may grant Awards of Shares and Awards that are valued, in whole or in part, by reference to, or are otherwise based on the Fair Market Value of, Shares (the “Other Stock-Based Awards”). Such Other Stock-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive one or more Shares (or the equivalent cash value of such Shares) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. Other Stock-Based Awards may be granted alone or in addition to any other Awards granted under the Plan. Subject to the provisions of the Plan, the Committee shall determine to whom and when Other Stock-Based Awards will be made, the number of Shares to be awarded under (or otherwise related to) such Other Stock-Based Awards; whether such Other Stock-Based Awards shall be settled in cash, Shares or a combination of cash and Shares; and all other terms and conditions of such Awards (including, without limitation, the vesting provisions thereof and provisions ensuring that all Shares so awarded and issued shall be fully paid and non-assessable).

b. Performance-Based Awards. Notwithstanding anything to the contrary herein, certain Other Stock-Based Awards granted under this Section 7 may be granted in a manner which is intended to be deductible by the Company under Section 162(m) of the Code (or any successor section thereto) (“Performance-Based Awards”). A Participant’s Performance-Based Award shall be determined based on the attainment of written performance goals approved by the Committee for a performance period established by the Committee (i) while the outcome for that performance period is substantially uncertain and (ii) no more than 90 days after the commencement of the performance period to which the performance goal relates or, if less, the number of days which is equal to 25 percent of the relevant performance period. The performance goals, which must be objective, may be based upon one or more of the following criteria: (i) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating income; (iv) earnings per Share; (v) book value per Share; (vi) return on shareholders’ equity; (vii) expense management; (viii) return on investment; (ix) improvements in capital structure; (x) profitability of an identifiable business unit or product; (xi) maintenance or improvement of profit margins; (xii) stock price; (xiii) market share; (xiv) revenues or sales; (xv) costs; (xvi) cash flow; (xvii) working capital and (xviii) return on assets. The foregoing criteria may relate to an individual, the Company, one or more of its Subsidiaries or one or more of its divisions or units, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine. In addition, to the degree consistent with Section 162(m) of the Code (or any successor section thereto), the performance goals may be calculated without regard to extraordinary items. The Committee shall determine whether, with respect to a performance period, the applicable performance goals have been met with respect to a given Participant and, if they have, to so certify and ascertain the amount of the applicable Performance-Based Award. No Performance-Based Awards will be paid for such performance period until such certification is made by the Committee. The amount of the Performance-Based Award actually paid to a given Participant may be less than the amount determined by the applicable performance goal formula, at the discretion of the Committee.

SECTION 8. ADJUSTMENT OF SHARES.

a. General. Notwithstanding any other provision of this Plan, in the event of any corporate event or transaction (including, but not limited to, a change in the Shares of the Company or in the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, reverse stock split, split up, spin-off, combination of Shares, exchange of Shares, dividend in kind, or other like change in capital structure (other than normal cash dividends) to shareholders of the Company, or any similar corporate event or transaction, the Committee, in its sole discretion, to prevent dilution or enlargement of Participants’ rights under the Plan, shall determine whether and the extent to which it should substitute or adjust, as applicable, the number and kind of Shares that may be issued under the Plan or under particular forms of Awards, the number and kind of Shares subject to outstanding Awards, the Exercise Price or purchase price applicable to outstanding Awards, the Individual Maximum, and other value determinations applicable to outstanding Awards. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on all Participants under the Plan.

b. Dispositions, Mergers and Consolidations. Notwithstanding any other provision of this Plan, in the event the Company is a party to a merger or consolidation or similar transaction (including a change in control), the Committee is authorized (but not obligated) to make adjustments in the terms and conditions of outstanding Awards, including without limitation:

(i)	the continuation or assumption of such outstanding Awards under the Plan by the Company (if it is the surviving corporation) or by the surviving corporation or its parent;

(ii)	the substitution by the surviving corporation or its parent of awards with substantially the same terms for such outstanding Awards;

(iii)	that at any time prior to such transaction, all then outstanding Awards shall become immediately exercisable or vested and any restrictions on any Awards shall be deemed to have lapsed immediately prior to the occurrence of such event and all Awards outstanding hereunder shall become immediately exercisable, if applicable under the terms of the

Award, for a period of fifteen days immediately prior to the scheduled consummation of the event (and contingent upon the consummation of the event), and such outstanding Awards shall expire to the extent not timely exercised by the date of the merger or consolidation or other date thereafter designated by the Committee; and

(iv)	the cancellation of all or any portion of such outstanding Awards by a cash payment of the excess, if any, of the Fair Market Value of the Shares subject to such outstanding Awards or portion thereof being canceled over the purchase price, if any, with respect to such Awards or portion thereof being canceled.

c. Reservation of Rights. Except as provided in this Section 8, neither a Participant nor a Participant’s representative shall have any rights by reason of (i) any subdivision or consolidation of shares of stock of any class, (ii) the payment of any distribution or (iii) any other increase or decrease in the number of shares of stock of any class. Any issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or purchase price of any Awards. The grant of an Award pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

SECTION 9. AMENDMENT AND TERMINATION.

a. Right to Amend or Terminate the Plan. The Committee may amend, suspend or terminate the Plan at any time and for any reason. No amendment of the Plan may be made without approval of the stockholders of the Company if such approval is necessary to comply with any tax or regulatory requirement applicable to the Plan.

b. Effect of Amendment or Termination. Any amendment of the Plan shall not adversely affect in any material respect any Participant’s rights under an Award grant previously made or granted under the Plan without the Participant’s consent. No Shares shall be issued under the Plan after the termination thereof, except upon exercise or payment of an Award granted prior to such termination. The termination of the Plan shall not affect any Awards outstanding on the termination date.

SECTION 10. COMPLIANCE WITH CODE SECTION 409A

a. General. Notwithstanding anything herein or in any Award Agreement to the contrary, this Plan and any Award shall be interpreted in accordance with Section 409A of the Code, Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan or an Award Agreement to the contrary, in the event that the Committee determines that the Plan and/or Awards are subject to Code Section 409A, the Committee may, in its sole discretion and without a Participant’s prior consent, amend the Plan and/or Awards, adopt policies and procedures, or take any other actions (including amendments, policies, procedures and actions with retroactive effect) as are necessary or appropriate to (a) exempt the Plan and/or any Award from the application of Code Section 409A, (b) preserve the intended tax treatment of any such Award, and (c) comply with the requirements of Code Section 409A, including any regulations or other interpretive guidance that may be issued after the grant of any Award. Notwithstanding the foregoing, neither the Committee nor the Company is obligated to ensure that Awards comply with Code Section 409A or to take any actions to ensure such compliance.

b. Timing of Payment. To the extent applicable, all Awards shall be paid or otherwise settled on or as soon as practicable after the applicable payment date, but in no event later than the 15th day of the third month from the end of (i) the Participant’s tax year that includes the applicable payment date, or (ii) the Company’s tax year that includes the applicable payment date, whichever is later. Such payment or payments are intended to comply with the “short-term deferral” exemption from the application of Code Section 409A. For purposes of this subparagraph, “payment date” means the date such Award is no longer subject to a “substantial risk of forfeiture” for purposes of Code Section 409A.

SECTION 11. DEFINITIONS.

a. “Award” shall mean any Option, Restricted Stock, or Other Stock-Based Award that is granted under the Plan.

b. “Award Agreement” shall mean the agreement between the Company and a Participant which contains the terms, conditions and restrictions pertaining to the Participant’s Award.

c. “Board” shall mean the Board of Directors of the Company.

d. “Code” shall mean the Internal Revenue Code of 1986, as amended.

e. “Committee” shall have the meaning as set forth in Section 2(a).

f. “Company” shall mean Susser Holdings Corporation, a Delaware corporation.

g. “Consultant” shall mean a person who performs bona fide services for the Company or a Subsidiary as a consultant or advisor, excluding Employees and Directors.

h. “Director” shall mean a member of the Board who is not an Employee.

i. “Disability” shall mean with respect to a Participant, “Disability” as defined in any employment agreement between the Company and the Participant or the following unless another meaning is specifically provided by the Board or in the Participant’s Award Agreement, the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment, as determined by the Committee in its sole discretion.

j. “Effective Date” shall have the meaning set forth in Section 12(e).

k. “Employee” shall mean an individual who is a common-law employee of the Company or a Subsidiary.

l. “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

m. “Exercise Price” shall mean the amount for which one Share may be purchased upon exercise of an Option, as specified by the Board or the Committee in the applicable Award Agreement.

n. “Fair Market Value”1 shall mean as of a particular date (i) if Shares are then listed on a national stock exchange, the closing price per Share on the exchange for the last preceding date on which there was a sale of Shares on such exchange, as determined by the Committee, (ii) if Shares are not then listed on a national stock exchange but are then traded on an over-the-counter market, the average of the closing

[1]	Accountants should review definition.

bid and asked prices for such Shares in such over-the-counter market for the last preceding date on which there was a sale of such Shares in such market, as determined by the Committee, or (iii) if Shares are not then listed on a national exchange or traded on an over-the-counter market, such value as the Committee in its discretion may in good faith determine; provided that, where such Shares are so listed or traded, the Committee may make discretionary determinations where the Shares have not been traded for 10 trading days.

o. “Incentive Stock Option” shall mean an incentive stock option described in Section 422(b) of the Code.

p. “Individual Maximum” shall have the meaning set forth in Section 3(b).

q. “Maximum Shares” shall have the meaning set forth in Section 3(a).

r. “Nonqualified Stock Option” shall mean a stock option not described in Sections 422(b) or 423(b) of the Code.

s. “Option” shall mean a stock option that is either an Incentive Stock Option or Nonqualified Stock Option granted under the Plan and entitling the holder to purchase Shares.

t. “Participant” shall mean an individual to whom the Board or the Committee has granted an Award under the Plan.

u. “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

v. “Plan” shall mean this Susser Holdings Corporation 2006 Equity Incentive Plan.

w. “Restricted Stock” shall mean Shares granted to a Participant pursuant to the Plan that remain subject to vesting conditions set forth in Section 6 hereof and in the applicable Award Agreement.

x. “Service” shall mean service as an Employee, Director or Consultant.

y. “Share” shall mean one share of common stock of the Company, with a par value of [$             per] Share.

z. “Subsidiary” shall mean any Person of which a majority of the outstanding voting securities or other equity interests are owned, directly or indirectly, by the Company.

SECTION 12. MISCELLANEOUS.

a. Choice of Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, as such laws are applied to contracts entered into and performed in such state.

b. Successors and Assigns. The Plan shall be binding on all successors and assigns of the Company and a Participant, including without limitation, the estate of a Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Company’s or the Participant’s creditors.

c. No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, or awards, or other property shall be issued or paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

d. Other Laws. The Committee may refuse to issue or transfer Shares or other consideration under an Award if, in its discretion, it determines that such issuance or transfer might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the Exchange Act and any payment tendered to the Company in connection with the exercise of such Award shall be promptly refunded.

e. Effective Date. The Plan shall be effective as of [                    ], the date on which the Plan is adopted by the Board (the “Effective Date”), provided that the Plan is approved by the stockholders of the Company at an annual meeting or any special meeting of stockholders of the Company within 12 months of the Effective Date, and such approval of stockholders shall be a condition to the right of each Participant to receive any Awards hereunder. Any Awards granted under the Plan prior to such approval of stockholders shall be effective as of the date of grant, but no such Award may be exercised or settled and no restrictions relating to any Award may lapse prior to such stockholder approval, and if stockholders fail to approve the Plan as specified hereunder, any such Award shall be cancelled. No Award shall be granted under the Plan more than ten years after the Effective Date, but Awards theretofore granted may extend beyond that date.

f. Execution. To record the adoption of the Plan by the Board, the Company has caused its authorized officer to execute the same.

Susser Holdings Corporation

By:

Title: